UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 1, 2012

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 1, 2012, IBM and Toshiba Tec Corporation announced the initial closing of the transaction in which Toshiba Tec will acquire IBM’s Retail Store Solutions business.  The press release is Attachment I of this Form 8-K. Attachment II contains information about this transaction that is being posted on IBM’s Investor Relations website (www.ibm.com/investor/).

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 1, 2012

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

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ATTACHMENT I

Toshiba Tec and IBM Announce Initial Closing of Acquisition of IBM’s Retail Store Solutions Business and Formation of Toshiba Global Commerce Solutions

- Toshiba Global Commerce Solutions Operations Begin in USA, Canada, Mexico and Australia -

TOKYO, JAPAN and ARMONK, NY - August 1, 2012 - Toshiba Tec Corporation (TSE: 6588) and IBM (NYSE: IBM) today announced the initial closing of the transaction in which Toshiba Tec will acquire IBM’s Retail Store Solutions (RSS) business. The agreement was announced on April 17, 2012.

Toshiba Tec has established Toshiba Global Commerce Solutions Holdings Corporation, a holding company, of which Toshiba Tec holds 80.1 percent ownership and IBM holds 19.9 percent ownership. Under the holding company, Toshiba Tec also has established Toshiba Global Commerce Solutions, which has begun business operations in four countries: the United States, Canada, Mexico and Australia. Toshiba Global Commerce Solutions has its headquarters in Research Triangle Park, N.C., and is led by Steven D. Ladwig, President & CEO, Toshiba Global Commerce Solutions, Inc. With the newly formed subsidiaries, Toshiba Tec has become the world’s leading integrated in-store solutions company, offering products and solutions that provide new value to customers.

Approximately 500 IBM RSS employees are joining local subsidiaries in the U.S., Canada, Mexico and Australia under the holding company. Subsequent closings will occur in other countries over time, subject to the satisfaction of regulatory requirements and customary closing conditions, as well as local agreements and the employee information and consultation process.

As part of the transaction, Toshiba Tec and IBM will enter into a multi-year agreement where Toshiba Tec will join IBM’s Smarter Commerce business partner program as a Premier Business Partner for Smarter Commerce. This agreement will help ensure that IBM’s portfolio of enterprise-level Smarter Commerce solutions and services, which extends from the corporate data center to the local retail store, and Toshiba Tec’s customer-facing retail store solutions, are available to customers worldwide to meet the growing demand for multi-channel commerce.

“Today represents a significant milestone in the history of Toshiba Tec as IBM’s RSS business becomes part of our company and Toshiba Tec will become an IBM Premier Business Partner for Smarter Commerce,” said Mamoru Suzuki, president and CEO, Toshiba Tec. “Toshiba Global Commerce Solutions will allow Toshiba Tec to establish a leading global company offering high quality solutions to the retail market. Our goal is to delight our customers as we continue to expand our presence in the worldwide retail market.”

“As we have seen over the first half of the year, consumer expectations are rising for flawless retail experiences that extend from the store floor to their favorite mobile device,” said Craig Hayman, general manager, Industry Solutions, IBM Software Group. “By partnering with Toshiba Global Commerce Solutions, we combine IBM’s enterprise offerings with a strong suite of in-store products, expanding our Smarter Commerce capabilities to provide multi-channel buying solutions for the growing Smarter

Commerce market opportunity.”

“Today Toshiba Global Commerce Solutions begins business operations in the U.S., Mexico, Canada and Australia,” said Steven D. Ladwig, President & CEO, Toshiba Global Commerce Solutions, Inc. “We’re thrilled with the opportunity to combine the strengths of two respected IT leaders, and we look forward to serving a global clientele with innovative, integrated, in-store retail solutions.”

Additional Transaction Details

For the purchase price of $850 million USD, Toshiba Tec Corporation made the first payment to IBM today of a portion of the aggregate purchase price and will pay a second portion on the first anniversary of the closing. The remaining portion will be paid on the third anniversary in exchange for IBM’s 19.9 percent equity interest in Toshiba Global Commerce Solutions Holding Corporation. Thereby, it is intended that Toshiba Global Commerce Solutions Holdings Corporation will become a wholly owned subsidiary of Toshiba Tec.

Overview of Holding Company

•	Company Name	: Toshiba Global Commerce Solutions Holdings Corporation
•	Address	: Shinagawa-ku, Tokyo, JAPAN
•	Capital	: $403 million USD
•	Representative	: Masato Yamamoto, President
•	Shareholders	: Toshiba Tec - 80.1 percent, IBM - 19.9 percent

Overview of the newly-formed company (U.S.)

•	Company Name	: Toshiba Global Commerce Solutions, Inc.
•	Address	: Research Triangle Park, North Carolina worldwide headquarters
•	U.S. employees	: Approximately 450
•	Chief Executive Officer	: Steven D. Ladwig
•	URL	: http://www.toshibagcs.com/

About Toshiba Tec Corporation

•	Headquarters	: Shinagawa-ku, Tokyo, Japan
•	Capital	: ¥39,970 million JPN YEN
•	Revenue	: ¥350,604 million JPN YEN(consolidated)
•	Representative	: Mamoru Suzuki, President and Chief Executive Officer
•	Number of Employees	: Approximately 20,000 (consolidated) (as of 2012/03)
•	Number of Affiliates	: 53 (as of 2012/03)
•	URL	: http://www.toshibatec.co.jp/en/

For additional information, please contact:

Nobuo Fukazawa, Takashi Mizuno

Toshiba Tec Corporation

Tel: +81-3-6422-7009

koho@toshibatec.co.jp

Steve Eisenstadt

IBM Media Relations

Tel: +1 (914) 766-8009

saeisens@us.ibm.com

June Namioka

IBM Media Relations

Tel: +81-3-3808-5196

june@jp.ibm.com

ATTACHMENT II

IBM Announces Initial Closing of the Sale of its Retail Store Solutions Business to Toshiba Tec;  Toshiba Global Commerce Solutions Formed

August 1, 2012

On July 31, 2012, IBM and Toshiba Tec completed the initial closing of the sale of IBM’s Retail Store Solutions business to Toshiba Tec.  A copy of the press release is available here http://www.ibm.com/press/us/en/pressrelease/38491.wss.

The agreement was announced on April 17, 2012.

Transaction Details and Business Relationships

IBM is selling its Retail Store Solutions business operations to Toshiba Tec, a subsidiary of Toshiba Corporation.  Toshiba Tec has established Toshiba Global Commerce Solutions Holding Corporation, a holding company owned 80.1 percent by Toshiba Tec and 19.9 percent by IBM.  Under the holding company, Toshiba Tec also has established Toshiba Global Commerce Solutions, which has its worldwide headquarters in Raleigh, NC and will have sales offices throughout the world. The company has begun business operation in four countries:  the United States, Canada, Mexico and Australia.  With this transaction, Toshiba Tec will be the world’s leading integrated in-store solutions company, offering products and solutions that provide new value to customers.

As part of the transaction, IBM and Toshiba Tec will enter a multi-year agreement in which Toshiba Tec will join IBM’s business partner program as a Premier Business Partner for Smarter Commerce.  This agreement will help ensure that IBM’s portfolio of enterprise-level Smarter Commerce solutions and services, which extends from the corporate data center to the local retail store, and Toshiba Tec’s customer-facing retail store solutions are available to customers worldwide to meet the growing demand for multi-channel commerce.

In an effort to ensure a smooth transition for the new company and for IBM’s clients, IBM will provide a series of fee-based services under multi-year agreements.

•                  IBM will provide maintenance and warranty services to Retail Store Solutions clients under a service agreement. Over time, IBM’s maintenance specialists are expected to join the new company, depending on local business conditions and completion of local information and consultation processes.

•                  IBM will also provide transition support services in IT and a variety of business process services.

The initial closing on July 31 includes four countries, and approximately 500 IBM Retail Store Solutions employees are joining local subsidiaries in these countries.  Subsequent closings will occur in other countries as soon as is practical, subject to the satisfaction of regulatory requirements and customary closing conditions, as well as local agreements and the employee information and consultation process.  The company expects additional countries to be closed later in the third quarter, with the balance by the end of the year.

Financial Implications

Proceeds and Gain

The transaction price is $850 million and as consideration, IBM will receive approximately $800 million in cash, net of working capital adjustments.  IBM will acquire a 19.9 percent ownership for three years in the holding company.

A portion of the purchase price was paid by Toshiba Tec on July 31.  A second portion will be paid on the first anniversary of the initial closing.  The remaining portion will be paid on the third anniversary in exchange for IBM’s equity interest. After a three year period, it is intended that Toshiba Global Commerce Solutions Holdings Corporation will become a wholly-owned subsidiary of Toshiba Tec.

IBM continues to expect to recognize a total pre-tax gain on the sale of between $450 million and $550 million. This gain will be recognized consistent with the closing schedule for the transaction. The tax rate on the gain is expected to be approximately 10 points higher than IBM’s ongoing operating effective tax rate.

The exact amount of the gain and the breakdown by closing date is not yet determinable. The variables that can impact the final gain include the valuation of the final balance sheet transferred, the valuation of other related agreements and transaction-related expenses.

Revenue and Profit Impact

While the timing of the gain will be recognized consistent with the closing schedule, IBM will lose 100% of the revenue and profit of the ongoing operations effective July 31, 2012.

IBM’s Retail Store Solutions division is reported in IBM’s Systems and Technology segment, and the associated maintenance operations are a part of the Global Technology Services business.  In 2011, this combined business delivered $1.15 billion of revenue.

($B)	1Q	2Q	3Q	4Q	Full Year
2011 Revenue	.3	.3	.3	.3	1.15

After closing, IBM’s revenue will be reduced by almost a point of constant currency growth per quarter for the balance of the first year, net of the services agreement.  Roughly 85% of the net revenue impact is in Systems and Technology, with the balance in Global Technology Services.

The ongoing operational impact post-divestiture, net of the services agreements, is not expected to be more than a one or two cent impact to earnings per share in any quarter.

The company provides this information to allow investors to update their financial models for the ongoing operational impact of the divestiture.  The gain will depend on a number of factors, and will be disclosed and discussed in the third quarter earnings report in October 2012.

A copy of the April 2012 announcement press release and investor communication are available here http://www.ibm.com/investor/ircorner/article/rss.wss.

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